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Exhibit 99.4

                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF MISSOURI
                                WESTERN DIVISION

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DAVID OSHER, on behalf of himself and all others                     :
similarly situated,
                                                                     :
                                                     Plaintiff,
                                                                     :
                               vs.
                                                                     :
WESTFIELD AMERICA, INC., WESTFIELD AMERICA TRUST, STEVEN M.
LOWY, RICHARD E. GREEN, BERNARD MARCUS, FRANCIS T. VINCENT,          :
JR., LARRY A. SILVERSTEIN, ROY L. FURMAN, FRANK P. LOWY, PETER
S. LOWY and HERMAN HUIZINGA,                                         :

                                                 Defendants.         :


Civil Action No. 01-0168-CV-W-4
                 --------------


JURY TRIAL DEMANDED

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                             CLASS ACTION COMPLAINT

         Plaintiff, by and through plaintiff's attorneys, alleges upon information and belief, except as to paragraph 5 which is alleged upon personal knowledge, as follows:

                              NATURE OF THE ACTION

     1. This is a stockholders' class action filed on behalf of the public stockholders of defendant Westfield America, Inc. ("WEA" or the "Company"), against

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certain of its officers and directors and the controlling shareholder of
WEA to enjoin certain actions of defendants related to the proposed acquisition of the outstanding shares of WEA common stock by its majority controlling shareholder, defendant Westfield America Trust ("WFA").

     2. The consideration that WFA has stated it will offer to members of the Class (as defined below) in the proposed stock acquisition is unfair and grossly inadequate because, among other things, the intrinsic value of WEA's common stock is materially in excess of the amount offered, giving due consideration to the Company's growth and anticipated operating results, net asset value and future profitability.

                             JURISDICTION AND VENUE

     3. This Court has jurisdiction pursuant to 28 U.S.C. Section 1332 (a)(1). Plaintiff and defendants are residents and citizens of different states. The amount in controversy between plaintiff and defendants exceeds $75,000, exclusive of interest and costs. This is not a collusive action to confer jurisdiction on this Court which it would not otherwise have. Federal jurisdiction also exists pursuant to Uniform Standards Act of 1998, P.L. 105-353, 15 U.S.C. Section 77(a), ET SEQ.

     4.   Venue is proper in this judicial District pursuant to 28 U.S.C.
Section 1391(a), as many of the acts alleged herein occurred in substantial part in this District and the challenged transaction will, if it is consummated, be implemented under Missouri state law.

                                  THE PARTIES

     5. Plaintiff David Osher ("plaintiff") is the owner of common stock of Westfield America Inc. ("WEA" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

     6. Defendant WEA is a corporation duly existing and organized under the laws of the State of Missouri. The Company is a real estate investment trust ("REIT")

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engaged in owning, operating, leasing, developing, redeveloping, and acquiring super regional and regional shopping centers and power centers in the United States.

     7. Defendant WFA is an Australian Company whose sole asset is a 57% stake in WEA. Westfield Trust is managed by Westfield Holdings. By virtue of Westfield Trust's position as majority shareholder of WEA, Westfield Trust is in a fiduciary relationship with plaintiff and the other public stockholders of WEA, and owes plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

     8. Defendant Frank P. Lowy ("Lowy") is and at all times relevant hereto has been Chairman of the Board of WEA. Lowy is also a director and co-founder of Westfield Holdings Limited ("Westfield Holdings"). Westfield Holdings' subsidiary, Westfield America Management Limited, acts as the majority shareholder of the Company through defendant Westfield America Trust Ltd. ("Westfield Trust"). Westfield Holdings manages both Westfield Trust and WEA.

     9. Defendant Peter S. Lowy ("P. Lowy") is and at all times relevant hereto has been a director of WEA. P. Lowy also serves as Managing Director and as a director of Westfield Holdings. P. Lowy is the son of defendant Lowy.

     10.  Defendants Steven M. Lowy, Richard E. Green, Bernard Marcus, Francis
T. Vincent, Jr., Larry A. Silverstein, Roy L. Furman, and Herman Huizinga are and at all times relevant hereto have been directors of WEA.

     11. The defendants referred to in paragraphs 8 through 10 are collectively referred to herein as the "Individual Defendants."

     12. By reason of the above Individual Defendants' positions with the Company as officers an/or directors, these individuals are in a fiduciary relationship with plaintiff and the other public stockholders of WEA, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty

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and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS

     13. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 23 of the Federal Rules of Civil Procedure, on behalf of himself and holders of WEA common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     14.  This action is properly maintainable as a class action.

     15. The Class is so numerous that joinder of all members is impracticable. As of February 14, 2001 there were approximately 73.4 million shares of WEA common stock outstanding held by hundreds, if not thousands, of stockholders of WEA stock.

     16. Members of the class are dispersed throughout the United States and are so numerous that it is impracticable to bring them all before the Court.

     17. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members, including the following:


          (a) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class;

          (b) whether the Class is entitled to injunctive relief or damages as a result of the wrongful conduct committed by defendants; and

          (c) whether plaintiff and the members of the class will be irreparably damaged.

     18. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the

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other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     19. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

     20. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                             SUBSTANTIVE ALLEGATIONS

     21. On or about February 15, 2001, Westfield Trust announced that it had agreed to acquire the shares of WEA common stock that it does not already own for $720 million in cash and assumed debt. Under the terms of the merger agreement, Westfield Trust will pay WEA's minority shareholders $16.25 per share in cash.

     22. The merger agreement provide WEA shareholders with a mere 12% premium to the closing price of WEA shares on February 14, 2001, the last trading day prior to the offer.

     23. Westfield Trust has timed the acquisition to freeze out WEA's public shareholders in order to capture for itself WEA's future potential without paying an adequate or fair price to the Company's public shareholders.

     24. Westfield Trust has access to internal financial information about WEA, its true value, expected increase in true value, and the benefits of 100% ownership of WEA to which plaintiff and the Class members are not privy. Westfield Trust is using such inside information to benefit itself in this proposed transaction, to the detriment of the WEA's pubic stockholders.

     25. Westfield Trust has clear and material conflicts of interest and is acting to better its own interest at the expense of WEA's public shareholders. Westfield Trust has voting control of the Company and controls its proxy machinery. Westfield Trust has

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selected and/or controls a majority of WEA's directors, with the remaining
WEA directors beholden to Westfield Trust for their offices and the valuable perquisites which they enjoy therefrom.

     26. Westfield Trust is engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reasons of the foregoing, Westfield Trust and the Individual Defendants have breached and are breaching their fiduciary duties to the members of the Class.

     27. Unless the proposed buyout is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class to the irreparable harm of the members of the Class.

     28.  Plaintiff and the Class have no adequate remedy at law.

     WHEREFORE, plaintiff prays for judgment and relief as follows:

     A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

     B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed transaction;

     C. In the event the proposed buyout is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

     D. Awarding plaintiff and the Class compensatory and/or rescissory damages;

     E. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

     F. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees;

     G. Granting such other and further relief as this Court may deem just and proper.

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                               JURY TRIAL DEMANDED

         DATED:   February 16, 2001

                                       SWANSON MIDGLEY, LLC


                                       By: /s/ DON R. LOLLI
                                           -------------------------------------
                                           Don R. Lolli,            MO #24012
                                           Crown Center
                                           2420 Pershing Road, Suite 400
                                           Kansas City, Missouri 64108
                                           Tel:  816-842-6100
                                           Fax:  816-842-0013
                                           Local Counsel


                                       OF COUNSEL:

                                       SCHIFFRIN & BARROWAY, LLP
                                       Marc A. Topaz
                                       Gregory M. Castaldo
                                       Three Bala Plaza East
                                       Suite 400
                                       Bala Cynwyd, PA 19004
                                       (610) 667-7706

                                       CAULEY & GELLER, LLP
                                       One Boca Place
                                       2255 Glades Road, Suite 421A
                                       Boca Raton, FL 33431

                                       ATTORNEYS FOR PLAINTIFF